Exhibit 99.1

Analysts and Investors Contact: T.C. Robillard (336) 519-2115
News Media Contact: Jonathan Binder (336) 682-9654, jonathan.binder@hanes.com

HanesBrands Inc. Announces First-Quarter 2025 Results
•Reports better-than-expected first quarter results. Reiterates full-year 2025 guidance, which includes its expected impacts from U.S. tariffs.
•Net Sales were $760 million; an increase of 2.1% over prior year and consistent with prior year on an organic constant currency basis.
•GAAP Gross Margin increased 170 basis points over prior year to 41.7%. Adjusted Gross Margin increased 165 basis points to 41.6%.
•GAAP Operating Profit increased 126% over prior year to $80 million and GAAP Operating Margin increased 575 basis points to 10.5%. Adjusted Operating Profit increased 61% to $81 million and Adjusted Operating Margin increased 390 basis points to 10.7%.
•GAAP earnings per share (EPS) increased approximately 145% over prior year to $0.04. Adjusted EPS increased 240% to $0.07.
•Completed refinancing of all 2026 maturities in first-quarter 2025. Leverage declined 1.4 times compared to prior year to 3.6 times net debt-to-adjusted EBITDA.

WINSTON-SALEM, N.C. (May 8, 2025) – HanesBrands Inc. (NYSE: HBI), a global leader in everyday iconic apparel, today announced results for the first-quarter 2025.

“We delivered another strong quarter, including revenue, operating profit and earnings per share that exceeded our expectations as we continue to see the benefits of our growth strategy and prior transformation initiatives,” said Steve Bratspies, CEO. “We also reiterated our full-year outlook, which now reflects our expected impact from U.S. tariffs, as the current environment presents challenges but also creates real revenue opportunities. We’re confident we can fully mitigate the cost headwinds as we have many levers to pull, including further cost reductions and pricing actions. We’re also actively pursuing new revenue opportunities, which we believe we’re in an advantaged position to capture given our western hemisphere supply chain speed and capabilities matched with our strong retailer relationships.”

First-Quarter 2025 Results
Net Sales from continuing operations were $760 million.
•Net Sales increased 2.1% compared to prior year.
•On an organic constant currency basis, Net Sales were consistent with prior year (Table 2-B).
Gross Profit and Gross Margin increased year-over-year driven by lower input costs, the benefits from cost savings initiatives, and the benefits from assortment management.
•The Company continued its consolidation and other optimization actions in its supply chain to lower fixed costs, increase efficiencies, and further improve customer service and in-stocks with lower levels of inventory. The Company expects these actions to drive continued benefits in 2025.
•Gross Profit increased 6% to $317 million and Gross Margin increased 170 basis points to 41.7% as compared to prior year.
•Adjusted Gross Profit increased 6% to $316 million and Adjusted Gross Margin increased 165 basis points to 41.6% as compared to prior year.
•Adjusted Gross Profit and Adjusted Gross Margin exclude certain costs related to restructuring and other action-related charges (Table 6-A).
Selling, General and Administrative (SG&A) Expenses, as a percentage of net sales, decreased compared to prior year driven by the benefits from cost savings initiatives and disciplined expense management, which more than offset a 50 basis point increase in planned, strategic brand investments.
•The Company continued its strategic actions to improve its processes and lower fixed costs and expects the savings from these actions to continue to build through the year.
•SG&A Expenses were $237 million, or 31.2% of net sales, which represents a decrease compared to prior year of 10% and 400 basis points, respectively.
•Adjusted SG&A Expenses were $235 million, or 31.0% of net sales, which represents a decrease of 5% and 225 basis points, respectively.
•Adjusted SG&A Expenses exclude certain costs related to restructuring and other action-related charges (Table 6-A).
Operating Profit and Operating Margin increased over prior year driven by gross margin improvement and lower SG&A expenses.
•Operating Profit increased 126% to $80 million and Operating Margin increased 575 basis points to 10.5% as compared to prior year.
•Adjusted Operating Profit increased 61% to $81 million and Adjusted Operating Margin increased 390 basis points to 10.7% as compared to prior year.
•Adjusted Operating Profit and Adjusted Operating Margin exclude certain costs related to restructuring and other action-related charges (Table 6-A).

Interest Expense and Other Expenses
•Interest and Other Expenses increased $1 million over prior year to $61 million driven by $10 million of expenses associated with the Company’s refinancing of its 2026 maturities.
•Adjusted Interest and Other Expenses decreased $9 million, or 15%, compared to prior year to $51 million driven primarily by lower interest expense as a result of lower debt balances.
•Adjusted Interest and Other Expenses exclude certain costs related to restructuring and other action-related charges (Table 6-A).
Tax Expense
•Tax Expense and Adjusted Tax Expense was $5 million as compared to $9 million in the prior year.
•Effective Tax Rate was 26.8% as compared to (35.4%) in the first quarter of 2024.
•Adjusted Tax Rate was 17.0% as compared to (92.5%) in the prior year.
•The Company's effective tax rate for 2025 and 2024 is not reflective of the U.S. statutory rate due to valuation allowances against certain net deferred tax assets.
Earnings Per Share
•Income from continuing operations totaled $14 million, or $0.04 per diluted share, in the first quarter of 2025. This compares to a loss from continuing operations of ($33) million, or ($0.09) per diluted share, in first-quarter 2024.
•Adjusted Income from continuing operations totaled $25 million, or $0.07 per diluted share, in the first quarter of 2025. This compares to a loss from continuing operations of ($18) million, or ($0.05) per diluted share, last year (Table 6-A).
See the Note on Adjusted Measures and Reconciliation to GAAP Measures later in this news release for additional discussion and details of actions, which include restructuring and other action-related charges.
First-Quarter 2025 Business Segment Summary
•U.S. net sales decreased 1% as compared to prior year. The Company continued to focus on its core growth fundamentals including innovation, increased brand investments, and incremental programming opportunities. These fundamentals delivered year-over-year growth in its Basics, Active, and New businesses. Similar to the overall innerwear market, this growth was more than offset by continued headwinds in the Intimate Apparel business.
Operating margin of 20.9% increased 285 basis points over prior year. The increase was driven by benefits from cost savings initiatives, lower input costs, and favorable product mix.
•International net sales decreased 2% on a reported basis, which included a $12 million headwind from unfavorable foreign exchange rates. International sales increased 4% on a constant currency basis compared to prior year as sales grew in Australia and Asia and were consistent with prior year in the Americas.
Operating margin of 11.5% increased 310 basis points compared to prior year driven primarily by favorable mix, the benefits from cost savings initiatives, and lower input costs.
Balance Sheet and Cash Flow
•Based on the calculation as defined in the Company’s senior secured credit facility, the Leverage Ratio at the end of first-quarter 2025 was 3.6 times on a net debt-to-adjusted EBITDA basis, which was below prior year’s 5.0 times (See Table 6-B).
•Inventory at the end of first-quarter 2025 of $977 million decreased 5%, or $54 million, year-over-year. The decrease was driven predominantly by the benefits of its inventory management capabilities, including SKU discipline and lifecycle management, lower input costs, and improving sales trends.
•Cash Flow from Operations was ($108) million in first-quarter 2025, which compared to $26 million last year, as the Company built seasonal inventory ahead of its planned back-to-school programs with key retail partners. Free Cash Flow for the quarter was ($119) million as compared to $6 million last year.
Second-Quarter and Full-Year 2025 Financial Outlook
The Company is providing guidance on tax expense due to the expected fluctuation of its quarterly tax rate, stemming from the deferred tax reserve matter previously disclosed in fourth-quarter 2022. Importantly, the reserve does not impact cash taxes. Some portion of the reserve may reverse in future periods.
The Company defines organic constant currency Net Sales as Net Sales excluding the ‘other’ segment and the year-over-year impact from foreign exchange rates.
The Company’s guidance reflects its expected impact from U.S. tariffs and is subject to change in the future.
For Fiscal year 2025, which ends January 3, 2026, and includes a 53rd week, the Company currently expects:
•Net Sales from continuing operations of approximately $3.47 billion to $3.52 billion, which includes projected headwinds of approximately $60 million from changes in foreign currency exchange rates. At the midpoint, Net Sales are expected to be relatively consistent with prior year on a reported basis and increase approximately 1% on an organic constant currency basis.
•GAAP Operating Profit from continuing operations of approximately $425 million to $440 million.
•Adjusted Operating Profit from continuing operations of approximately $450 million to $465 million, which excludes pretax charges for restructuring and other action-related charges of approximately $25 million. The operating profit outlook includes a projected headwind of approximately $8 million from changes in foreign currency exchange rates.

•GAAP and Adjusted Interest expense of approximately $190 million.
•GAAP Other expenses of approximately $46 million. Adjusted Other expenses of approximately $36 million, which excludes approximately $10 million of pretax charges related to first-quarter 2025 refinancing activities.
•GAAP and Adjusted Tax expense of approximately $40 million.
•GAAP Earnings Per Share from continuing operations of approximately $0.42 to $0.46.
•Adjusted Earnings Per Share from continuing operations of approximately $0.51 to $0.55.
•Cash Flow from Operations of approximately $350 million.
•Capital investments of approximately $65 million, consisting of approximately $50 million of capital expenditures and approximately $15 million of cloud computing arrangements.
•Free Cash Flow of approximately $300 million.
•Fully diluted shares outstanding of approximately 359 million.
For second-quarter 2025, which ends on June 28, 2025, the Company currently expects:
Net Sales from continuing operations of approximately $970 million, which includes projected headwinds of approximately $15 million from changes in foreign currency exchange rates. Net Sales are expected to be relatively consistent with prior year on both a reported and organic constant currency basis.
GAAP Operating Profit from continuing operations of approximately $129 million.
Adjusted Operating Profit from continuing operations of approximately $136 million, which excludes pretax charges for restructuring and other action-related charges of approximately $7 million. The operating profit outlook includes a projected headwind of approximately $2 million from changes in foreign currency exchange rates.
•GAAP and Adjusted Interest expense of approximately $50 million.
•GAAP and Adjusted Other expenses of approximately $9 million.
•GAAP and Adjusted Tax expense of approximately $14 million.
•GAAP Earnings Per Share from continuing operations of approximately $0.16.
•Adjusted Earnings Per Share from continuing operations of approximately $0.18.
•Fully diluted shares outstanding of approximately 357 million.
HanesBrands has updated its quarterly frequently-asked-questions document, which is available at www.Hanes.com/FAQ.

Note on Adjusted Measures and Reconciliation to GAAP Measures
To supplement financial results prepared in accordance with generally accepted accounting principles, the Company provides quarterly and full-year results concerning certain non‐GAAP financial measures, including adjusted EPS from continuing operations, adjusted income (loss) from continuing operations, adjusted tax expense, adjusted income (loss) from continuing operations before income taxes, adjusted operating profit (and margin), adjusted SG&A, adjusted gross profit (and margin), EBITDA, adjusted EBITDA, organic constant currency net sales, adjusted effective tax rate, adjusted interest expense, adjusted other expenses, net debt, leverage ratio and free cash flow.
Adjusted EPS from continuing operations is defined as diluted EPS from continuing operations excluding actions and the tax effect on actions. Adjusted income (loss) from continuing operations is defined as income (loss) from continuing operations excluding actions and the tax effect on actions. Adjusted tax expense is defined as income tax expense excluding actions. Adjusted income (loss) from continuing operations before income taxes is defined as income (loss) from continuing operations before income tax excluding actions. Adjusted operating profit is defined as operating profit excluding actions. Adjusted SG&A is defined as selling, general and administrative expenses excluding actions. Adjusted gross profit is defined as gross profit excluding actions. Adjusted interest expense is defined as interest expense excluding actions. Adjusted other expenses is defined as other expenses excluding actions and adjusted effective tax rate is defined as adjusted tax expense divided by adjusted income (loss) from continuing operations before income tax.
Charges for actions taken in 2025 and 2024, as applicable, include supply chain restructuring and consolidation, headcount actions and related severance charges, professional services, gain/loss on sale of business and classification of assets held for sale, loss on extinguishment of debt, and the tax effects thereof.
While these costs are not expected to continue for any singular transaction on an ongoing basis, similar types of costs, expenses and charges have occurred in prior periods and may recur in future periods depending upon future business plans and circumstances.
HanesBrands has chosen to present these non‐GAAP measures to investors to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating operations absent the effect of our supply chain restructuring and consolidation and other actions that are deemed to be material stand-alone initiatives apart from the Company’s core operations. HanesBrands believes these non-GAAP measures provide management and investors with valuable supplemental information for analyzing the operating performance of the Company’s ongoing business during each period presented without giving effect to costs associated with the execution of any of the aforementioned actions taken.
The Company has also chosen to present EBITDA and adjusted EBITDA to investors because it considers these measures to be an important supplemental means of evaluating operating performance. EBITDA is defined as net income (loss) before the impacts of discontinued operations, interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding (x) restructuring charges related to our supply chain restructuring and consolidation, and other action-related charges described in more detail in Table 6-A and (y) certain other losses, charges and expenses as defined in the Consolidated Net Total Leverage Ratio under its Sixth Amended and Restated Credit Agreement, dated March 7, 2025 (the “Credit Agreement”) described in more detail in Table 6-B. HanesBrands believes that EBITDA and adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry, and management uses EBITDA and adjusted EBITDA for planning purposes in connection with setting its capital allocation strategy. EBITDA and adjusted EBITDA should not, however, be considered as measures of discretionary cash available to invest in the growth of the business.
Net debt is defined as the total of current debt, long-term debt, and borrowings under the accounts receivable securitization facility (excluding long-term debt issuance costs and debt discount and borrowings of unrestricted subsidiaries under the accounts receivable securitization facility) less (x) other debt and cash adjustments and (y) cash and cash equivalents. Leverage ratio is the ratio of net debt to adjusted EBITDA as it is defined in our Credit Agreement. The Company defines free cash flow as net cash from operating activities less capital expenditures. Management believes that free cash flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for use in evaluating the Company's financial performance. The Company defines organic net sales as net sales excluding the ‘other’ segment and excluding those derived from businesses acquired or divested within the previous 12 months of the reporting date.
HanesBrands is a global company that reports financial information in U.S. dollars in accordance with GAAP. As a supplement to the Company’s reported operating results, HanesBrands also presents constant-currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. The Company uses constant currency information to provide a framework to assess how the business performed excluding the effects of changes in the rates used to calculate foreign currency translation. To calculate foreign currency translation on a constant currency basis, operating results for the current-year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period). HanesBrands believes constant currency information is useful to management and investors to facilitate comparison of operating results and better identify trends in the Company’s businesses. The Company defines organic constant currency sales as net sales excluding the ‘other’ segment and also excluding the impact of translating foreign currencies into U.S. dollars as discussed above.
Non‐GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as an alternative to, or substitute for, financial results prepared in accordance with GAAP. Further, the non-GAAP measures presented may be different from non-GAAP measures with similar or identical names presented by other companies.
Reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures are presented in the supplemental financial information included with this news release.

Cautionary Statement Concerning Forward-Looking Statements
This news release contains information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,” “could,” “will,” “expect,” “outlook,” “potential,” “project,” “estimate,” “future,” “intend,” “anticipate,” “plan,” “continue” or similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding our intent, belief and current expectations about our strategic direction, prospects and future results are forward-looking statements and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those implied or expressed by such statements. These risks and uncertainties include, but are not limited to, trends associated with our business; our ability to successfully implement our strategic plans, including our supply chain restructuring and consolidation and other cost savings initiatives; the rapidly changing retail environment and the level of consumer demand; the effects of any geopolitical conflicts (including the ongoing Russia-Ukraine conflict and Middle East conflicts) or public health emergencies or severe global health crises, including effects on consumer spending, global supply chains, critical supply routes and the financial markets; our ability to deleverage on the anticipated time frame or at all; any inadequacy, interruption, integration failure or security failure with respect to our information technology; future intangible assets or goodwill impairment due to changes in our business, market condition, or other factors; significant fluctuations in foreign exchange rates; legal, regulatory, political and economic risks related to our international operations, including the imposition of or changes in duties, taxes, tariffs and other charges impacting our products or supply chain, or the threat thereof; our ability to effectively manage our complex international tax structure; our future financial performance; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements. Such statements speak only as of the date when made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About HanesBrands
HanesBrands (NYSE: HBI) is a socially responsible global leader in everyday iconic apparel with a mission to create a more comfortable world for every body. The company owns a portfolio of some of the world’s most recognized apparel brands including Hanes, the leading basic apparel brand in the U.S.; Bonds, an Australian staple since 1915 that is setting new standards for design and innovation; Maidenform, America’s number one shapewear brand; and Bali, America’s number one national bra brand. HanesBrands owns the majority of its worldwide manufacturing facilities and has built a strong reputation for workplace quality, ethical business practices, and reducing environmental impact.

TABLE 1
HANESBRANDS INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Quarters Ended
	March 29, 2025	March 30, 2024	% Change
Net sales	$760,148	$744,675	2.1%
Cost of sales	443,448	447,242
Gross profit	316,700	297,433	6.5%
As a % of net sales	41.7%	39.9%
Selling, general and administrative expenses	236,792	262,019	(9.6)%
As a % of net sales	31.2%	35.2%
Operating profit	79,908	35,414	125.6%
As a % of net sales	10.5%	4.8%
Other expenses	17,272	9,062
Interest expense, net	43,319	50,583
Income (loss) from continuing operations before income taxes	19,317	(24,231)
Income tax expense	5,171	8,571
Income (loss) from continuing operations	14,146	(32,802)
Loss from discontinued operations, net of tax	(23,602)	(6,320)
Net loss	$(9,456)	$(39,122)

Earnings (loss) per share - basic:
Continuing operations	$0.04	$(0.09)
Discontinued operations	(0.07)	(0.02)
Net loss	$(0.03)	$(0.11)

Earnings (loss) per share - diluted:
Continuing operations	$0.04	$(0.09)
Discontinued operations	(0.07)	(0.02)
Net loss	$(0.03)	$(0.11)

Weighted average shares outstanding:
Basic	353,468	351,576
Diluted	357,068	351,576

TABLE 2-A
HANESBRANDS INC.
Supplemental Financial Information
Impact of Foreign Currency
(in thousands, except per share data)
(Unaudited)

The following tables present a reconciliation of reported results on a constant currency basis for the quarter ended March 29, 2025 and a comparison to prior year:

	Quarter Ended March 29, 2025
	As Reported	Impact from Foreign Currency[1]	Constant Currency	Quarter Ended March 30, 2024	% Change, As Reported	% Change, Constant Currency
As reported under GAAP:
Net sales	$760,148	$(12,108)	$772,256	$744,675	2.1%	3.7%
Gross profit	316,700	(6,454)	323,154	297,433	6.5	8.6
Operating profit	79,908	(1,109)	81,017	35,414	125.6	128.8
Diluted earnings (loss) per share from continuing operations[3]	$0.04	$0.00	$0.04	$(0.09)	144.4%	144.4%

As adjusted:[2]
Net sales	$760,148	$(12,108)	$772,256	$744,675	2.1%	3.7%
Gross profit	316,400	(6,454)	322,854	297,636	6.3	8.5
Operating profit	81,017	(1,109)	82,126	50,383	60.8	63.0
Diluted earnings (loss) per share from continuing operations[3]	$0.07	$0.00	$0.07	$(0.05)	240.0%	240.0%

1	Effect of the change in foreign currency exchange rates year-over-year. Calculated by applying prior period exchange rates to the current year financial results.
2
Results for the quarters ended March 29, 2025 and March 30, 2024 reflect adjustments for restructuring and other action-related charges. See "Reconciliation of Select GAAP Measures to Non-GAAP Measures" in Table 6-A.

3	Amounts may not be additive due to rounding.

TABLE 2-B
HANESBRANDS INC.
Supplemental Financial Information
Organic Constant Currency
(in thousands, except per share data)
(Unaudited)

The following tables present a reconciliation of reported results on an organic constant currency basis for the quarter ended March 29, 2025 and a comparison to prior year:

	Quarter Ended March 29, 2025				Quarter Ended March 30, 2024
	As Reported	Impact from Foreign Currency[1]	Less Other Sales[2]	Organic Constant Currency	As Reported	Less Other Sales[2]	Organic	% Change, As Reported	% Change, Organic Constant Currency
Net sales	$760,148	$(12,108)	$28,384	$743,872	$744,675	$773	$743,902	2.1%	0.0%

1	Effect of the change in foreign currency exchange rates year-over-year. Calculated by applying prior period exchange rates to the current year financial results.
2
Other sales in the first quarter of 2025 consist of sales from the Company’s supply chain and short term support/transition services agreements for disposed businesses. Other sales in the first quarter of 2024 primarily reflect the U.S. Sheer Hosiery business which was sold on September 29, 2023.

TABLE 3
HANESBRANDS INC.
Supplemental Financial Information
By Business Segment
(in thousands)
(Unaudited)

	Quarters Ended
	March 29, 2025	March 30, 2024	% Change
Segment net sales:
U.S.	$536,225	$543,891	(1.4)%
International	195,539	200,011	(2.2)
Total segment net sales	731,764	743,902	(1.6)
Other net sales	28,384	773	3,571.9
Total net sales	$760,148	$744,675	2.1%

Segment operating profit:
U.S.	$112,169	$98,263	14.2%
International	22,493	16,801	33.9
Total segment operating profit	134,662	115,064	17.0
Other profit	2,429	681	256.7
General corporate expenses	(52,438)	(60,692)	13.6
Amortization of intangibles	(3,636)	(4,670)	22.1
Total operating profit before restructuring and other action-related charges	81,017	50,383	60.8
Restructuring and other action-related charges	(1,109)	(14,969)	92.6
Total operating profit	$79,908	$35,414	125.6%

	Quarters Ended
	March 29, 2025	March 30, 2024	Basis Points Change
Segment operating margin:
U.S.	20.9%	18.1%	285
International	11.5	8.4	310
Total segment operating profit	18.4	15.5	293
Other profit	8.6	88.1	(7,954)
General corporate expenses	(6.9)	(8.2)	125
Amortization of intangibles	(0.5)	(0.6)	15
Total operating margin before restructuring and other action-related charges	10.7	6.8	389
Restructuring and other action-related charges	(0.1)	(2.0)	186
Total operating margin	10.5%	4.8%	576

TABLE 4
HANESBRANDS INC.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	March 29, 2025	December 28, 2024	March 30, 2024
Assets
Cash and cash equivalents	$175,940	$214,854	$176,003
Trade accounts receivable, net	342,051	376,195	398,524
Inventories	977,302	871,044	1,031,655
Other current assets	143,102	152,853	124,208
Current assets held for sale	75,872	100,430	593,324
Total current assets	1,714,267	1,715,376	2,323,714
Property, net	191,103	188,259	339,620
Right-of-use assets	231,823	222,759	249,840
Trademarks and other identifiable intangibles, net	889,850	886,264	926,678
Goodwill	640,568	638,370	649,135
Deferred tax assets	4,989	13,591	10,703
Other noncurrent assets	127,040	116,729	136,410
Noncurrent assets held for sale	21,590	59,593	953,576
Total assets	$3,821,230	$3,840,941	$5,589,676

Liabilities
Accounts payable	$581,034	$593,377	$669,269
Accrued liabilities	371,238	452,940	407,916
Lease liabilities	66,158	64,233	59,145
Accounts Receivable Securitization Facility	4,000	95,000	17,500
Current portion of long-term debt	21,000	—	44,250
Current liabilities held for sale	63,646	42,990	261,359
Total current liabilities	1,107,076	1,248,540	1,459,439
Long-term debt	2,322,065	2,186,057	3,237,419
Lease liabilities - noncurrent	216,802	206,124	216,501
Pension and postretirement benefits	62,469	66,171	94,211
Other noncurrent liabilities	56,396	67,452	105,677
Noncurrent liabilities held for sale	12,976	32,587	138,255
Total liabilities	3,777,784	3,806,931	5,251,502

Stockholders’ equity
Preferred stock	—	—	—
Common stock	3,536	3,525	3,515
Additional paid-in capital	377,221	373,213	354,760
Retained earnings	225,148	234,494	515,772
Accumulated other comprehensive loss	(562,459)	(577,222)	(535,873)
Total stockholders’ equity	43,446	34,010	338,174
Total liabilities and stockholders’ equity	$3,821,230	$3,840,941	$5,589,676

TABLE 5
HANESBRANDS INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Quarters Ended
	March 29, 2025(1)	March 30, 2024(1)
Operating Activities:
Net loss	$(9,456)	$(39,122)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation	7,358	17,674
Amortization of acquisition intangibles	1,839	4,103
Other amortization	1,797	3,299
Loss on extinguishment of debt	9,293	—
Loss on sale of business and classification of assets held for sale	4,962	—
Amortization of debt issuance costs and debt discount	1,879	2,544
Other	11,953	(2,381)
Changes in assets and liabilities:
Accounts receivable	32,613	(3,294)
Inventories	(93,799)	(59,379)
Accounts payable	16,066	103,065
Other assets and liabilities	(92,688)	(338)
Net cash from operating activities	(108,183)	26,171
Investing Activities:
Capital expenditures	(11,245)	(20,257)
Proceeds from sales of assets	152	28
Proceeds from disposition of businesses	28,669	—
Net cash from investing activities	17,576	(20,229)
Financing Activities:
Borrowings on Term Loan Facilities	1,500,000	—
Repayments on Term Loan Facilities	(703,267)	(14,750)
Borrowings on Accounts Receivable Securitization Facility	290,000	513,500
Repayments on Accounts Receivable Securitization Facility	(381,000)	(502,000)
Borrowings on Revolving Loan Facilities	931,000	316,000
Repayments on Revolving Loan Facilities	(661,500)	(316,000)
Repayments on Senior Notes	(900,000)	—
Payments to amend and refinance credit facilities	(21,808)	(178)
Other	(2,370)	(4,031)
Net cash from financing activities	51,055	(7,459)
Effect of changes in foreign exchange rates on cash	638	(12,768)
Change in cash and cash equivalents	(38,914)	(14,285)
Cash and cash equivalents at beginning of period	215,354	205,501
Cash and cash equivalents at end of period	$176,440	$191,216

Balances included in the Condensed Consolidated Balance Sheets:
Cash and cash equivalents	$175,940	$176,003
Cash and cash equivalents included in current assets held for sale	500	15,213
Cash and cash equivalents at end of period	$176,440	$191,216

1	The cash flows related to discontinued operations have not been segregated and remain included in the major classes of assets and liabilities. Accordingly, the Condensed Consolidated Statements of Cash Flows include the results of continuing and discontinued operations.

TABLE 6-A
HANESBRANDS INC.
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

The following tables present a reconciliation of results from continuing operations as reported under GAAP to the results from continuing operations as adjusted for the quarter ended March 29, 2025 and a comparison to prior year. The Company has chosen to present the following non-GAAP measures to investors to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating continuing operations absent the effect of restructuring and other actions that are deemed to be material stand-alone initiatives apart from the Company’s core operations. While these costs are not expected to continue for any individual transaction on an ongoing basis, similar types of costs, expenses and charges have occurred in prior periods and may recur in future periods depending upon future business plans and circumstances.

Restructuring and other action-related charges in 2025 and 2024 include the following:

Professional services	Represents professional fees, primarily consulting and advisory services, related to restructuring activities including the Company’s cost transformation and technology modernization initiatives.
Headcount actions and related severance	Represents charges related to operating model initiatives primarily headcount actions and related severance charges and adjustments related to restructuring activities.
Supply chain restructuring and consolidation
Represents charges as a result of the sale of the global Champion business and the completed exit of the U.S.-based outlet store business related to significant restructuring and consolidation efforts within the Company’s supply chain network, both manufacturing and distribution, to align the Company’s network to its continuing operations to drive stronger operating performance and margin expansion.

Loss on extinguishment of debt	Represents charges related to the redemption of the Company’s 4.875% Senior Notes and the refinancing of the Company’s Senior Secured Credit Facility in the first quarter of 2025.
Other	Primarily related to the relocation of the Company’s Corporate headquarters in the first quarter of 2025.

	Quarters Ended
	March 29, 2025	March 30, 2024
Gross profit, as reported under GAAP	$316,700	$297,433
As a % of net sales	41.7%	39.9%
Restructuring and other action-related charges:
Headcount actions and related severance	(121)	36
Supply chain restructuring and consolidation	(179)	167
Gross profit, as adjusted	$316,400	$297,636
As a % of net sales	41.6%	40.0%

	Quarters Ended
	March 29, 2025	March 30, 2024
Selling, general and administrative expenses, as reported under GAAP	$236,792	$262,019
As a % of net sales	31.2%	35.2%
Restructuring and other action-related charges:
Professional services	(457)	(671)
Headcount actions and related severance	(330)	(12,151)
Supply chain restructuring and consolidation	(119)	(1,940)
Other	(503)	(4)
Selling, general and administrative expenses, as adjusted	$235,383	$247,253
As a % of net sales	31.0%	33.2%

	Quarters Ended
	March 29, 2025	March 30, 2024
Operating profit, as reported under GAAP	$79,908	$35,414
As a % of net sales	10.5%	4.8%
Restructuring and other action-related charges:
Professional services	457	671
Headcount actions and related severance	209	12,187
Supply chain restructuring and consolidation	(60)	2,107
Other	503	4
Operating profit, as adjusted	$81,017	$50,383
As a % of net sales	10.7%	6.8%

	Quarters Ended
	March 29, 2025	March 30, 2024
Interest expense, net and other expenses, as reported under GAAP	$60,591	$59,645
Restructuring and other action-related charges:
Loss on extinguishment of debt	(9,979)	—
Interest expense, net and other expenses, as adjusted	$50,612	$59,645

	Quarters Ended
	March 29, 2025	March 30, 2024
Income (loss) from continuing operations before income taxes, as reported under GAAP	$19,317	$(24,231)
Restructuring and other action-related charges:
Professional services	457	671
Headcount actions and related severance	209	12,187
Supply chain restructuring and consolidation	(60)	2,107
Other	503	4
Loss on extinguishment of debt	9,979	—
Income (loss) from continuing operations before income taxes, as adjusted	$30,405	$(9,262)

	Quarters Ended
	March 29, 2025	March 30, 2024
Income (loss) from continuing operations, as reported under GAAP	$14,146	$(32,802)
Restructuring and other action-related charges:
Professional services	457	671
Headcount actions and related severance	209	12,187
Supply chain restructuring and consolidation	(60)	2,107
Other	503	4
Loss on extinguishment of debt	9,979	—
Income (loss) from continuing operations, as adjusted	$25,234	$(17,833)

	Quarters Ended[1]
	March 29, 2025	March 30, 2024
Diluted earnings (loss) per share from continuing operations, as reported under GAAP	$0.04	$(0.09)
Restructuring and other action-related charges:
Professional services	0.00	0.00
Headcount actions and related severance	0.00	0.03
Supply chain restructuring and consolidation	0.00	0.01
Other	0.00	0.00
Loss on extinguishment of debt	0.03	—
Diluted earnings (loss) per share from continuing operations, as adjusted	$0.07	$(0.05)

1	Amounts may not be additive due to rounding.

TABLE 6-B
HANESBRANDS INC.
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	Last Twelve Months
	March 29, 2025	March 30, 2024
Leverage Ratio:

EBITDA[1]:
Net income (loss) from continuing operations	$(51,047)	$47,908
Interest expense, net	188,637	219,561
Income tax expense (benefit)	37,201	(22,427)
Depreciation and amortization	71,092	80,720
Total EBITDA	245,883	325,762
Total restructuring and other action-related charges (excluding tax effect on actions)[2]	234,754	34,759
Other net losses, charges and expenses[3]	125,695	94,361
Total EBITDA from discontinued operations, as adjusted[4]	7,043	175,852
Total EBITDA, as adjusted	$613,375	$630,734

Net debt:
Debt (current and long-term debt and Accounts Receivable Securitization Facility excluding long-term debt issuance costs and debt discount of $26,435 and $34,331, respectively)	$2,373,500	$3,333,500
(Less) debt related to an unrestricted subsidiary[5]	(4,000)	(17,500)
Other debt and cash adjustments[6]	3,460	4,043
(Less) Cash and cash equivalents of continuing operations	(175,940)	(176,003)
(Less) Cash and cash equivalents of discontinued operations	(500)	(15,213)
Net debt	$2,196,520	$3,128,827

Debt/Income (loss) from continuing operations[7]	(46.5)	69.6

Net debt/EBITDA, as adjusted[8]	3.6	5.0

1	Earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP financial measure.
2
The last twelve months ended March 29, 2025 includes $169 million of supply chain restructuring and consolidation charges, $20 million of corporate asset impairment charges, $19 million on a loss of extinguishment of debt, $18 million of professional services, $5 million of headcount actions and related severance charges, and $3 million related to other restructuring and other action-related charges. The last twelve months ended March 30, 2024 includes $18 million of headcount actions and related severance charges, $6 million of a loss on sale of business and classification of assets held for sale, $8 million of professional services, $2 million of supply chain restructuring and consolidation charges, and $1 million related to other restructuring and other action-related charges. The items included in restructuring and other action-related charges are described in more detail in Table 6-A.

3
Represents other net losses, charges and expenses that can be excluded from the Company’s leverage ratio as defined under its Sixth Amended and Restated Credit Agreement, dated March 7, 2025, as amended. The last twelve months ended March 29, 2025, primarily includes $56 million of excess and obsolete inventory write-offs, $21 million in other compensation related items primarily stock compensation expense, $16 million in charges related to sales incentive amortization, $15 million of pension non-cash expense, $13 million of non-cash cloud computing expense, $5 million of other non-cash expenses, $3 million of bad debt expense, $1 million in charges related to unrealized losses due to hedging, and $(4) million adjustment for interest expense on debt and amortization of debt issuance costs related to an unrestricted subsidiary. The last twelve months ended March 30, 2024, primarily includes $47 million of excess and obsolete inventory write-offs, $18 million in other compensation related items primarily stock compensation expense, $16 million of pension non-cash expense, $12 million in charges related to sales incentive amortization, $10 million of non-cash cloud computing expense, $1 million in charges related to the ransomware attack and extraordinary events, a $(6) million adjustment for interest expense on debt and amortization of debt issuance costs related to an unrestricted subsidiary, and a $(5) million adjustment to bad debt expense.

4
Represents Total EBITDA from discontinued operations, as adjusted related to businesses still owned at period end, as adjusted for all items that can be excluded from the Company’s leverage ratio as defined under its Sixth Amended and Restated Credit Agreement, dated March 7, 2025, as amended. Total EBITDA from discontinued operations, as adjusted, excludes EBITDA related to the Initial and Deferred Close of the global Champion business and U.S. outlet stores business as the sale of these businesses were completed before the period end. Total EBITDA from discontinued operations, as adjusted, for the last twelve months ended March 30, 2024 includes $31 million of Total EBITDA from discontinued operations and $145 million of certain discontinued operations restructuring and other action-related charges, other net losses, charges and expenses that can be excluded from the Company’s leverage ratio as defined under its Fifth Amended and Restated Credit Agreement, dated November 19, 2021, as amended.

5	Represents amounts outstanding under an existing accounts receivable securitization facility entered into by an unrestricted subsidiary of the Company.
6	Includes drawn and undrawn letters of credit, financing leases and cash balances in certain geographies.
7	Represents Debt divided by Income (loss) from continuing operations, which is the most comparable GAAP financial measure to Net debt/EBITDA, as adjusted.
8
Represents the Company’s leverage ratio defined as Consolidated Net Total Leverage Ratio under its Sixth Amended and Restated Credit Agreement, dated March 7, 2025, as amended, which excludes other net losses, charges and expenses in addition to restructuring and other action-related charges.

	Quarters Ended
	March 29, 2025	March 30, 2024
Free cash flow[1]:
Net cash from operating activities	$(108,183)	$26,171
Capital expenditures	(11,245)	(20,257)
Free cash flow	$(119,428)	$5,914

1	Free cash flow includes the results from continuing and discontinued operations for all periods presented.

TABLE 7
HANESBRANDS INC.
Supplemental Financial Information
Reconciliation of GAAP Outlook to Adjusted Outlook
(in thousands, except per share data)
(Unaudited)

	Quarter Ended	Year Ended
	June 28, 2025	January 3, 2026
Operating profit outlook, as calculated under GAAP	$129,000	$425,000 to $440,000
Restructuring and other action-related charges outlook	7,000	25,000
Operating profit outlook, as adjusted	$136,000	$450,000 to $465,000

Other expenses outlook, as calculated under GAAP	$9,000	$46,000
Restructuring and other action-related charges outlook	—	(10,000)
Other expenses outlook, as adjusted	$9,000	$36,000

Diluted earnings (loss) per share from continuing operations outlook, as calculated under GAAP[1]	$0.16	$0.42 to $0.46
Restructuring and other action-related charges outlook	0.02	0.09
Diluted earnings per share from continuing operations outlook, as adjusted	$0.18	$0.51 to $0.55

Cash flow from operations outlook, as calculated under GAAP		$350,000
Capital expenditures outlook		50,000
Free cash flow outlook		$300,000

1
The Company expects approximately 357 million diluted weighted average shares outstanding for the quarter ended June 28, 2025 and approximately 359 million diluted weighted average shares outstanding for the year ended January 3, 2026.

The Company is unable to reconcile projections of financial performance beyond 2025 without unreasonable efforts, because the Company cannot predict, with a reasonable degree of certainty, the type and extent of certain items that would be expected to impact these figures in 2025 and beyond, such as net sales, operating profit, tax rates and action related charges.